UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 22, 2014 (September 16, 2014)

PETROTERRA CORP.

(Exact name of registrant as specified in its charter)

Nevada	333-159517	26-3106763
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

422 East Vermijo Avenue, Suite 313

Colorado Springs, Colorado 80903

(Address of Principal Executive Offices)

719-219-6404

(Issuer’s telephone number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 16, 2014, PetroTerra Corp. (the “Company”) appointed Kurt Reinecke as its Chief Operating Officer pursuant to an independent contractor agreement (the “Reinecke Agreement”) with Arrow Peak Minerals and Royalty LLC (“Arrow”). Mr. Reinecke will perform the following services for the Company in his role as Chief Operating Officer: (i) oversee and coordinate the Company’s exploration plan; (ii) coordinate any other land related task as may be identified from time to time by John Barton, the Company’s Chief Executive Officer; and (iii) perform any other services that a chief operating officer may perform. The Reinecke Agreement is for a term of one year and will pay Arrow an aggregate of $90,000 over the term. Arrow is also entitled to receive an aggregate of 200,000 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), to be earned as follows: (i) 50,000 shares were issued upon execution of the Reinecke Agreement; (ii) 50,000 shares will be issued upon the six month anniversary of the commencement of the Reinecke Agreement; and (iii) 100,000 shares will be issued upon the one year anniversary of the commencement of the Reinecke Agreement.

Kurt Reinecke, 55, has been President of Arrow, an independent contractor providing geologic and exploration services to various clients associated with the domestic onshore oil and gas industry, since 2013. Mr, Reinecke began his career in geologic and exploration services in 1985. From 1985 to 2001 Mr. Reinecke was a staff geologist at Barrett Resources Corporation. Beginning in 2002, Mr. Reinecke was a founding member of Bill Barrett Corporation, an independent oil and gas exploration and operating company focusing on the Rocky Mountain basins. During his tenure at that company he rose from Vice President of Exploration – Southern Division to the position of Executive Vice President of Exploration for the Company, directing a staff of 26 professionals, and also serving on the Chairman’s Committee.

Mr. Reinecke does not have a family relationship with any director or executive officer of the Company. Mr. Reinecke has not been involved in any transaction with the Company that would require disclosure under Item 404(a) of the Regulation S-K.

The description of the Reinecke Agreement is qualified in its entirety by reference to the complete text of the Reinecke Agreement, which is being filed with the SEC as Exhibit 10.1 hereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Independent Contractor Agreement, dated September 16, 2014, by and between the Company and Arrow Peak Minerals and Royalty LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 22, 2014

PETROTERRA CORP.

By:	/s/ John Barton
Name:	John Barton
Title:	Chief Executive Officer